UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2009

Commission File Number 000-28638

THE FLOORING ZONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-0019425
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number.)

1245 Brickyard Road, Suite 590, Salt Lake City, Utah
(Address of principal executive offices)

84106
(Zip code)

(801) 433-2000
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 9, 2009 the Company finalized an Employment Agreement with Andrew Limpert (the “Agreement”). The Agreement provides that Mr. Limpert will continue to serve as the Chief Financial Officer of the Company. He will also serve as the Chief Financial Officer of our wholly-owned subsidiary Profire Combustion, Inc. The Agreement provides that Mr. Limpert’s employment will initially be on a part-time base. Mr. Limpert’s compensation will vary depending upon the amount of time he dedicates. The Agreement provides that initially Mr. Limpert will dedicate not less than 10 hours per week to the Company and will be compensated $5,000 per month. The Agreement provides for increasing salary up to $17,000 per month in the event Mr. Limpert works full-time.

The Agreement provide for employment for a period of three calendar years from the date of the Agreement, unless terminated in accordance with its terms. The Agreement is self-renewing for additional one year terms for ten years, unless terminated in accordance with its terms.

In addition to a monthly salary, the Agreement provides for reimbursement of reasonable and necessary out-of-pocket personal expenses. Expense items exceeding $2,000 must receive Company approval. The Agreement provides for an $800 per month auto allowance at such time as Mr. Limpert’s employment is increased to half-time or greater. The Agreement further provides that Mr. Limpert will be entitled to proportional equal treatment with other principal officers of the Company, based on time devoted to the Company, with regard to medical and dental plans and benefits, retirement or similar plans, life insurance, sick leave, vacation or disability. Upon Mr. Limpert’s employment being increased to half-time or greater, the Company will provide $1,000 per month for health/dental premiums and $1,000 per month matching retirement benefits when the Company establishes such a plan.

The Agreement and, as detailed below, all obligations thereunder may be terminated upon the occurrence of the following events.

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Without cause by the Company upon 90 days prior written notice. If terminated without cause, the individual shall be entitled to his then current base salary and health and other benefits for six months.

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For cause upon prior written notice. If terminated for cause the individual shall be entitled to his salary and any employee rights or compensation which would vest in the month of termination pro-rated through the date of termination.

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By resignation. If the individual resigns, he shall be entitled to receive his then current monthly base salary and any employee rights or compensation that would vest in the month of termination, pro-rated through the termination date, but off-set by any amounts that may have been appropriated or wrongly taken. In the event of a resignation, employment shall terminate on the earlier of, 30 days following its tender and the date the resignation is accepted by the Company.

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For disability or death. The Company shall have the option to terminate the Agreement should Mr. Limpert no longer be able to perform his essential functions. In the event of termination for death or disability Mr. Limpert shall be entitled to the same compensation and benefits as if the Agreement had been terminated without cause.

The Agreement also contains confidentiality, non-disclosure, non-compete, non-solicitation and intellectual property assignment provisions.

The description of the Agreement contained in this report is only a summary of that Agreement and is qualified in its entirety by reference to the terms of the Agreement, a copy of which is attached as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Employment Agreement – Andrew Limpert

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FLOORING ZONE, INC.

Dated: January 13, 2009	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

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